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                                                                 SCHEDULE 10.20


                                 FIRST AMENDMENT
                                       TO
                         MELVIN AND IRVING SCHOTTENSTEIN
                                FAMILY AGREEMENT


         THIS FIRST AMENDMENT TO THE MELVIN AND IRVING SCHOTTENSTEIN FAMILY AGREEMENT (the "First Amendment") is made and entered into as of the 17th day of March, 1997, among the parties to the Melvin and Irving Schottenstein Family Agreement dated as of October 11, 1993 (the "Family Agreement"), including, for the limited purposes set forth therein, M/I Schottenstein Homes, Inc., an Ohio corporation (the "M/I Ohio").

         Capitalized terms used in this First Amendment shall have the meanings assigned thereto in the Family Agreement.

                                     RECITAL

         WHEREAS, in order to fully accommodate, and in connection with, M/I Ohio's repurchase of 500,000 COMMON SHARES from certain of MEL'S FAMILY SHAREHOLDERS and LENORE'S resignation from the Board of Directors of M/I Ohio, the parties hereto desire to amend the Family Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

         Section 1. AMENDMENT OF SECTION 3.3.4 OF THE FAMILY AGREEMENT. Section
3.3.4 of the Family Agreement is hereby amended to delete the text of subsection
(a) therein and to replace such text with the words: "[INTENTIONALLY OMITTED]." Notwithstanding the foregoing, the parties hereto acknowledge and agree that the provisions of subsections (b), (c), (d) and (e) of Section 3.3.4 shall remain in full force and effect and shall continue to be binding upon the parties to the Family Agreement.

         Section 2. AMENDMENT OF THE FAMILY AGREEMENT TO DELETE SECTION 3.5. The Family Agreement is hereby amended to delete Section 3.5 therein in its entirety. The parties hereto acknowledge and agree that LENORE'S seat on the Executive Committee of the Board of Directors of the Company shall be filled by the Board of Directors without regard to the Family Agreement. The parties hereto further acknowledge and agree that the Board of Directors may (i) constitute any committee of the Board of Directors, (ii) reconstitute any committee of the Board of Directors, (iii) appoint the directors of the various committees and/or (iv) remove one or more directors from a committee of the Board of Directors, in each case, as the Board of Directors may determine in its sole discretion without regard to the Family Agreement and subject only to the provisions of M/I Ohio's Amended and Restated Articles of Incorporation and Regulations and to applicable law.




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         Section 3. FACILITATION OF COMMON SHARE REPURCHASE. Each of the parties hereto agree that, notwithstanding anything in the Family Agreement to the contrary, M/I Ohio may repurchase from MEL'S FAMILY SHAREHOLDERS, and MEL'S FAMILY SHAREHOLDERS may sell to M/I Ohio, up to 500,000 COMMON SHARES on the date hereof at a repurchase price of $10.50 per COMMON SHARE.

         Section 4. WAIVER OF RIGHTS OF FIRST AND SECOND REFUSAL. Each of the parties hereto waives any and all rights of first and second refusal, and notice thereof, pursuant to Section 6 of the Family Agreement on a one time basis, solely in connection with the repurchase by M/I Ohio of COMMON SHARES from one or more of MEL'S FAMILY SHAREHOLDERS as contemplated by Section 3 of this First Amendment. The parties hereto acknowledge and agree that, except as set forth in the immediately preceding sentence, nothing herein shall constitute, or shall be deemed to constitute, a waiver by any party to the Family Agreement of its rights of first and second refusal pursuant to Section 6 of the Family Agreement.

         Section 5. SECURITIES LAWS COMPLIANCE. It is the intention of the parties hereto that the repurchase of COMMON SHARES from one or more of MEL'S FAMILY SHAREHOLDERS contemplated by Section 3 of this First Amendment comply with all applicable federal and state securities laws, and each of the parties hereto, including for such purpose M/I Ohio, agrees to take all actions reasonably necessary and to cooperate in good faith to ensure such compliance to make any all filings required under all applicable federal and state securities laws.

         Section 6. FURTHER ASSURANCES. Each of the parties hereto agrees, at any time and from time to time, upon the reasonable request of any other party hereto, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, documents and instruments as may be required to effect any of the transactions contemplated by this First Amendment.

         Section 7. BINDING EFFECT. This First Amendment shall be binding upon and inure to the benefit of the PARTIES and their respective heirs, executors and permitted assigns.

         Section 8. JOINT PREPARATION. This First Amendment shall be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any PARTY, but shall be interpreted according to the rules for the interpretation of arm's length agreements.

         Section 9. GOVERNING LAW; VENUE. This First Amendment shall be construed in accordance with Ohio law. The parties hereto agree that any action concerning, relating to, or involving this First Amendment must be venued in Franklin County, Ohio, and the parties hereto irrevocably consent to the jurisdiction of the courts in Franklin County, Ohio.

         Section 10. COUNTERPARTS. This First Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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         IN WITNESS WHEREOF, the FAMILY REPRESENTATIVES, on behalf of the
PARTIES, have entered into this First Amendment pursuant to Section 10.2.1 of the Family Agreement as of the date and year first above written.

/s/ IRVING E. SCHOTTENSTEIN                        /s/ Lenore S. Sagner
--------------------------------                   -----------------------------
Irving E. Schottenstein                            Lenore S. Sagner
Family Representative                              Family Representative


Acknowledged and agreed:

M/I SCHOTTENSTEIN HOMES, INC.


By: /s/ IRVING E. SCHOTTENSTEIN
   ----------------------------
   Irving E. Schottenstein
   Chief Executive Officer


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